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                                                                  EXHIBIT 99.1

                                      UICI

                               -------------------
                                                 Contact: Matthew R. Cassell
                                                          Vice President
                                                          UICI
NEWS RELEASE                                              4001 McEwen, Suite 200
                                                          Dallas, Texas 75244
----------------                                          Phone: (972) 392-6700

(For Immediate Release)

UICI ANNOUNCES APPROVAL OF UNITED CREDIT NATIONAL BANK CAPITAL PLAN

UICI ANNOUNCES SERIES OF TRANSACTIONS TO FUND CAPITAL PLAN

UICI ANNOUNCES AGREEMENT IN PRINCIPLE TO REFINANCE OUTSTANDING DEBT

DALLAS, TX, June 29, 2000----UICI (the "Company" NYSE: UCI) today announced that the Office of the United States Comptroller of the Currency has approved a definitive Capital Plan submitted by United Credit National Bank (a special purpose national bank headquartered in Sioux Falls, South Dakota, and an indirect, wholly-owned, subsidiary of UICI) ("UCNB"). UICI also announced a series of transactions, the proceeds of which will be used to fund the Company's cash obligations under the Capital Plan, and the execution of an agreement in principle with Ronald L. Jensen (the Company's Chairman) to refinance its outstanding debt, including the payment in full of debt in the amount of $14.0 million owing under its commercial bank facility.

OCC APPROVAL OF UCNB CAPITAL PLAN

         The Capital Plan approved by the OCC contemplates the orderly disposition on or before December 31, 2000 of UICI's ownership interest in UCNB or the liquidation of UCNB, the payment of all of UCNB's insured deposits and satisfaction of or provision for all other UCNB liabilities, and the maintenance of minimum capital ratios during this period. The Capital Plan further provides that (a) UICI through United CreditServ (UICI's wholly owned subsidiary and the direct parent of UCNB) will contribute an aggregate of $50.0 million to the capital of UCNB in prescribed increments over a thirty-day period ending July 29, 2000 and (b) UICI and Ronald L. Jensen (UICI's Chairman) will deliver additional collateral to UCNB to further secure UCNB's obligations under the Capital Plan.

         The Capital Plan as submitted to and approved by the OCC does not contemplate that UCNB will need to issue any new certificates of deposit. The Capital Plan contemplates that UCNB will have sufficient cash and cash equivalents to fully discharge all insured deposits, regardless of the amount of proceeds ultimately realized upon sale or disposition of UCNB's credit card portfolio and other assets.


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         UICI, United CreditServ and UCNB have agreed to the issuance by the OCC on June 29, 2000 of separate Consent Orders memorializing the terms of the Capital Plan. The Consent Orders provide, among other things, that (a) UICI through United CreditServ will contribute additional capital to UCNB in the amount of $50.0 million; (b) UCNB will maintain prescribed capital ratios throughout the plan period; (c) UCNB will adopt and implement certain credit card administrative policies and procedures; and (d) on or before December 31, 2000, UICI will assume all of UCNB's remaining contingent liabilities. UICI's obligations under the Capital Plan will be secured by a pledge by UICI of $35.0 million principal amount of short-term promissory notes to be issued to UICI and guaranteed by Mr. Jensen in connection with a contemplated purchase by an investment group consisting of Jensen family members (including Mr. Jensen) of UICI's National Motor Club unit and a pledge by Mr. Jensen of $7.1 million face amount of investment securities owned by him.

         The Capital Plan was submitted in compliance with the terms of a Consent Order originally issued by the OCC on February 25, 2000. The February 25 Consent Order was issued by the OCC in connection with its examination of UCNB, which followed the announcement by UICI in December 1999 of significant 1999 losses at United CreditServ attributable primarily to charges to the provision for credit card loan losses at UCNB. Since UICI first announced losses at its United CreditServ unit in December 1999, UICI through United CreditServ has contributed to UCNB as capital an aggregate of $131.6 million in cash, including additional cash in the amount of $5.0 million contributed on June 28, 2000 as the initial installment under the Capital Plan. UICI has funded these prior cash contributions with the proceeds of sales of investment securities, loan proceeds, regular cash dividends paid in 1999 from its insurance company subsidiaries and cash on hand.

         UICI has previously announced that it intends to exit from its United CreditServ sub-prime credit card business on or before December 31, 2000, and, accordingly, the United CreditServ unit has been reflected as a discontinued operation for financial reporting purposes. UICI recorded in 1999 an additional pre-tax loss, and established a corresponding liability for loss on the disposal of the discontinued operation, in the amount of $130.0 million, representing its then-current estimate of all additional losses (including asset write-downs, the estimated loss on the sale of the business and/or the assets and continuing operating losses through the date of sale) that it believes it will incur as part of any sale of the United CreditServ unit. During the first quarter of 2000, the discontinued operation incurred a loss from operations in the amount of approximately $14.6 million, which was charged to the liability for loss on disposal.

TRANSACTIONS TO FUND CASH OBLIGATIONS UNDER CAPITAL PLAN

         UICI anticipates funding its cash commitments under the Capital Plan and other near-term cash needs with the proceeds of a series of completed and contemplated transactions, including borrowings with an unaffiliated lender in the amount of $24.0 million, approved sales of assets to its regulated insurance company subsidiaries generating cash proceeds in the amount of approximately $43.0 million, a regular dividend from The Chesapeake Life Insurance Company (one of its regulated insurance company subsidiaries), the proceeds of the sale of its National Motor Club unit, and with cash on hand. UICI does not currently anticipate the need during 2000 to utilize the proceeds of regular or special dividends from The MEGA Life and Health Insurance Company or Mid West National Life Insurance Company of Tennessee (the Company's principal regulated insurance company subsidiaries) to fund its cash commitments under the Capital Plan.

         The Company announced that it has reached an agreement in principle to sell its 97% interest in NMC Holdings, Inc. (the parent of UICI's National Motor Club of America unit) to an



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investment group consisting of Jensen family members (including Mr. Jensen) for a sales price of $56.8 million. UICI purchased National Motor Club in 1997 for $40.0 million. During 1999, UICI's National Motor Club unit generated pre-tax operating income in the amount of $3.2 million.

         The purchase price for National Motor Club will be payable in cash at closing in the amount of $21.8 million and the delivery by the buyer of an unsecured, full recourse promissory note in the principal amount of $35.0 million. The promissory note will bear interest at the per annum rate of 9.5%, with three equal installments of principal in the amount of $11.67 million due on October 1, November 1 and December 1, 2000, respectively, and will be unconditionally guaranteed by Mr. Jensen. The note will, in turn, be pledged by UICI to UCNB to partially secure UICI's obligations under the Capital Plan.

         UICI currently expects to complete the sale of UICI's interest in National Motor Club in mid-July 2000. Closing of the transaction is subject to, among other things, execution and delivery of definitive documentation, approval of the disinterested UICI Board of Directors, termination of the Hart-Scott-Rodino antitrust review period and other usual and customary closing conditions.

DEBT RESTRUCTURING

         UICI also announced that it has reached an agreement in principle to restructure UICI's $70.0 million loan with LM Finance, LLC (a company controlled by Mr. Jensen). LM Finance LLC has agreed to release its security interest in UICI's shares of National Motor Club and certain other investment securities and to substitute therefor a pledge of a $21.0 million tax refund expected to be received by UICI in February 2001. The restructured $70.0 million loan will also be partially secured by a pledge of UICI's interest in Mid West National Life Insurance Company of Tennessee. The interest rate on the LM Finance loan will be changed from prime to LIBOR plus 150 basis points, and the maturity of the loan will be extended from September 2001 to January 2002. Completion of the debt restructuring is subject to, among other things, execution and delivery of definitive documentation, approval of the disinterested UICI Board of Directors, and other usual and customary closing conditions.

         In advance of the restructuring, on June 27, 2000 UICI prepaid $8.0 million of indebtedness outstanding under its commercial bank credit facility, and UICI currently anticipates that on or before June 30, 2000 Mr. Jensen will purchase the commercial banks' remaining $6.0 million position at par. As a result of Mr. Jensen's purchase of the banks' position, UICI will no longer have any bank debt outstanding. Since December 31, 1999, UICI will have prepaid an aggregate of $100 million in bank debt that was formerly outstanding under the credit facility.

         Finally, UICI announced that it has been advised that A. M. Best currently intends to maintain its current ratings of "A- (Excellent)" for each of The MEGA Life and Health Insurance Company and Mid West National Life Insurance Company of Tennessee (the Company's principal regulated insurance company subsidiaries). A.M. Best's ratings currently range from "A++ (Superior)" to "F (Liquidation)." A.M. Best's ratings are based upon factors relevant to policyholders, agents, insurance brokers and intermediaries and are not directed to the protection of investors.

         Gregory T. Mutz, President and Chief Executive Officer of UICI commented: "We are obviously pleased that the OCC has approved UCNB's Capital Plan, which is an important and necessary step in resolving and bringing to an end our difficulties at United CreditServ. We are also extremely grateful to Ron Jensen for his critical and timely capital support. All told, Ron



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will end up providing UICI with well over $100 million of cash support to assist
UICI in meeting its various obligations, in paying off its commercial banks and in affording UICI the necessary time to adequately address its problems in the credit card business. There are not many Chairmen around who would step up in this fashion to assist a company in resolving its financial problems, for which all of us at UICI are very grateful. UICI can now start to focus on its core businesses and seek to regain the momentum UICI had prior to discovering and reporting its credit division problems."

CORPORATE PROFILE:

         UICI, headquartered in Dallas, Texas, is a diversified financial services company offering financial services, health administrative services and insurance through its various subsidiaries and divisions to niche consumer and institutional markets. UICI provides health insurance through its insurance subsidiaries, UGA-Association Field Services and Cornerstone Marketing of America; enrollment, billing and collection claims administration and risk management services for healthcare payors and providers through UICI Administrators; financial services and products for college, undergraduates and graduate students, including providing federally-guaranteed student loans through Academic Management Services Corp. and manages blocks of life insurance and life insurance products to select markets through its OKC Division. UICI also holds a 39% interest in HealthAxis.com, Inc., a leading web-based insurance retailer providing fully integrated, end-to-end, web-enabled solutions for health insurance distribution and administration

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

         Certain statements in this press release are "forward looking statements" within the meaning of the Private Securities Litigation Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those included in the forward-looking statements. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: changes in general economic conditions, including the performance of financial markets, and interest rates; competitive, regulatory or tax changes that affect the cost of or demand for the Company's products; health care reform; the ability to predict and effectively manage claims related to health care costs; and reliance on key management and adequacy of claim liabilities. The Company's and its United CreditServ unit's future results also could be adversely affected by the inability to fully reserve for anticipated future credit card charge-offs and losses; the inability of the Company to generate cash from operations, from sales of assets and/or from the proceeds of debt and/or equity financings in an amount sufficient to fund in a timely manner future capital requirements at United Credit National Bank and operating losses at Specialized Card Services, Inc.; the inability of United Credit National Bank to issue certificates of deposit on a timely basis to refinance outstanding certificates of deposit as they mature; and the possibility of future economic downturns causing an increase in credit losses or changes in regulations for credit cards or credit card national banks. The Company's Academic Management Services Corp. business could be adversely affected by changes in the Higher Education Act or other relevant federal or state laws, rules and regulations and the programs implemented thereunder may adversely impact the education credit market. In addition, existing legislation and future measures by the federal government may adversely affect the amount and nature of federal financial assistance available with respect to loans made through the U.S. Department of Education. Finally the level of competition currently in existence in the secondary market for loans made under the Federal Loan Programs could be reduced, resulting in fewer potential buyers of the Federal Loans and lower prices available in the secondary market for those loans.


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UICI press releases and other company information are available at UICI's website located at www.uici.net.





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